Exhibit 99.1

Contact: John Moran                                            FOR IMMEDIATE RELEASE
               (860) 728-7062                                          www.utc.com

UNITED TECHNOLOGIES ANNOUNCES CHANGES TO AEROSPACE LEADERSHIP AND ORGANIZATIONAL STRUCTURE

HARTFORD, Conn., Jan. 15, 2015 – United Technologies Corp. (NYSE: UTX) today announced it will streamline its aerospace organization and leadership structure to provide greater focus on serving customers.

Alain Bellemare, President & Chief Executive Officer of UTC Propulsion & Aerospace Systems (PAS), has elected to leave the company at the end of the month. He will continue to serve as a consultant to UTC. As a result of Bellemare's decision and the successful integration of Goodrich Corporation, UTC is streamlining its aerospace operations by eliminating the PAS organization. Pratt & Whitney and UTC Aerospace Systems (UTAS), both formerly under the PAS structure, will continue as stand-alone business units.

"We thank Alain for his long and valuable service to the company. Alain played a key role in the successful integration of Goodrich and in positioning Pratt & Whitney for future success," said UTC President & Chief Executive Officer Gregory Hayes. "With his departure and the Goodrich integration now largely complete, our new streamlined organization better positions us to serve customers and to focus on ensuring a successful entry into service and production ramp-up of our Geared Turbofan engine and numerous aircraft systems designed and developed by the UTAS team."

As a result of this organizational change, Pratt & Whitney President Paul Adams will report directly to Hayes, as will Dave Gitlin, who has been promoted to President, UTC Aerospace Systems, from his former position as leader of that company's Aircraft Systems segment.
"Dave has extensive program management experience and business leadership skills," Hayes said. "His strong customer relationships, his focus on program execution and his engaging leadership style will ensure continued growth in our important aerospace systems business."

Also reporting directly to Hayes will be Mike Dumais, who has been appointed to a new position as UTC Senior Vice President, Strategic Planning. Dumais, who formerly led UTC Aerospace Systems' Power, Controls & Sensing Systems segment, will help assess capital allocation strategies and opportunities for portfolio and organizational changes across the corporation.

"As I told investors in December, we will review our portfolio in a disciplined and aggressive manner to ensure we continue to deliver increased shareowner value on a sustainable basis," Hayes said. "Mike has 16 years of experience with UTC and his background in strategy, business development and operations makes him uniquely qualified to lead this effort."

United Technologies Corp., based in Hartford, Connecticut, provides high technology products and services to the building and aerospace industries. To learn more about UTC, visit the website or follow the company on Twitter: @UTC

This press release includes statements that constitute "forward-looking statements" under the securities laws. Forward-looking statements often contain words such as "believe," "expect," "plans," "project," "target," "will," "should," "see," "confident", "ensure" and similar terms. Forward-looking statements may include, among other things, statements relating to future and estimated sales, earnings, cash flow, charges, expenditures and share repurchases; anticipated growth in sales; new products and their entry into service; anticipated benefits of organizational changes and other measures of financial or operational performance. All forward-looking statements involve risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties include the effect of economic conditions in the industries in which UTC operates, including financial market conditions; fluctuations in commodity prices, interest rates and foreign currency exchange rates; levels of research and development spending; levels of end market demand in construction and in the aerospace industry; the impact of government budget and funding decisions on the economy; changes in government procurement priorities and funding; delays and disruption in delivery of materials and services from suppliers; company and customer directed cost reduction efforts and restructuring costs and consequences thereof; the impact of acquisitions, dispositions and similar transactions; challenges in the development and production of new products and services; the impact of legal proceedings, investigations and other contingencies; pension plan assumptions and future contributions; the effect of changes in tax, environmental and other laws and regulations and political conditions; and other factors beyond our control. The forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any forward-looking statements as of a later date. For additional information identifying risks and uncertainties that may materially affect results, see UTC's reports on Forms 10-K, 10-Q and 8-K filed with the SEC from time to time, including, but not limited to, the information included in UTC's Forms 10-K and 10-Q under the headings "Business," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Legal Proceedings" and in the notes to the financial statements included in UTC's Forms 10-K and 10-Q.

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